SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 10, 2012

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 201 E. Fourth Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 10, 2012, Omnicare, Inc. (the “Company”) entered into a civil settlement agreement, without any admission of liability, with the United States Department of Justice relating to a previously disclosed investigation by the Drug Enforcement Administration.  The civil settlement agreement relates to alleged errors and deficiencies in dispensing controlled substances at the Company’s pharmacies.  Pursuant to this civil settlement, the Company will pay the U.S. government $50 million, which amount has been fully reserved by the Company.  The civil settlement contains no allegation or finding that any controlled substances were unlawfully diverted from the intended patient or that any patient was harmed.  The press release issued by the Company in connection with the settlement is included as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.
	By:	/s/Alexander M. Kayne
	Name:	Alexander M. Kayne
	Title:	Senior Vice President, General Counsel and Secretary

Dated: May 11, 2012

EXHIBIT INDEX

99.1 Press Release dated May 11, 2012.